Exhibit 99.1

Analysts/Investors:

Ron Parham

Sr. Director of Investor Relations

& Corporate Communications

Columbia Sportswear Company

(503) 985-4584

rparham@columbia.com

Media

Scott Trepanier

Global Brand Director

Columbia Sportswear Company

(503) 985-4183

strepanier@columbia.com

COLUMBIA SPORTSWEAR COMPANY ANNOUNCES

STRATEGIC REALIGNMENT OF CORPORATE LEADERSHIP TEAM

PORTLAND, Ore. – June 6, 2017 – Columbia Sportswear Company (Nasdaq:COLM), a leading innovator in the active outdoor apparel, footwear, accessories, and equipment industries, today announced a strategic realignment of its corporate leadership team as part of the on-going organizational assessment launched by the company in the first quarter of 2017.

“We have established strong momentum behind our portfolio of dynamic brands,” commented President and Chief Executive Officer Tim Boyle. “We are committed to being a brand-led, consumer-first organization with clarity in strategy and direction across brands, regions and channels. I am confident that the leadership structure we are announcing today will enhance our ability to successfully execute on our strategic plan and to further drive sustainable, profitable growth.”

Boyle, who has served as Chief Executive Officer of the company since 1988, has resumed the role of President, which he previously held until 2015, in addition to his role as Chief Executive Officer.

Effective July 1, 2017, several members of the senior leadership team will be elevated to new roles or take on additional responsibilities.

•	Tom Cusick will be promoted to Executive Vice President and Chief Operating Officer. Cusick is a 14-year company veteran who has advanced through progressive financial management roles, serving as Executive Vice President of Finance and Chief Financial Officer since 2015. He will continue to act as Chief Financial Officer and Treasurer until a successor is appointed.

•	Peter Bragdon, a 15-year company veteran who has served as Executive Vice President, Chief Administrative Officer, General Counsel, and Secretary of the company since 2015, will assume oversight of the company’s international distributor business and expand his leadership of government affairs, external relations and corporate communications, in addition to his current responsibilities.

•	Franco Fogliato will be promoted to Executive Vice President, Americas General Manager. Fogliato joined the company in 2013 and has served as the company’s Senior Vice President, General Manager – EMEA region since 2016. In his new role, Fogliato will oversee the company’s wholesale and direct-to-consumer sales functions in North America.

•	Joe Boyle will be promoted to Executive Vice President, Columbia® Brand President and will be responsible for leading the creation of Columbia brand apparel, footwear, accessories, and equipment globally. Boyle joined the company in 2005 and has served as Senior Vice President of Columbia Brand Merchandising and Design since 2015.

•	Doug Morse, who joined the company in 1995, will be promoted to Senior Vice President, Emerging Brands and APAC. In his new role, Morse will direct the brand leaders at the company’s Mountain Hardwear®, prAna® and Sorel® brands and will oversee the company’s businesses in Japan, China and Korea.

•	Matthieu Schegg will be promoted to Vice President, EMEA General Manager where he will oversee the company’s wholesale and direct-to-consumer sales functions in Europe. Schegg has served as Director of Sales for Europe Direct since he joined the company in 2015.

All six executives will report directly to CEO Tim Boyle.

About Columbia Sportswear Company

Columbia Sportswear Company has assembled a portfolio of brands for active lives, making it a leader in the global active lifestyle apparel, footwear, accessories, and equipment industry. Founded in 1938 in Portland, Oregon, the company’s brands are today sold in approximately 90 countries. In addition to the Columbia® brand, Columbia Sportswear Company also owns the Mountain Hardwear®, SOREL®, prAna®, and OutDry® brands. To learn more, please visit the company’s websites at www.columbia.com, www.mountainhardwear.com, www.sorel.com, www.prana.com, and www.outdry.com.

Forward-Looking Statements

This document contains forward-looking statements within the meaning of the federal securities laws, including statements regarding anticipated results, profitability and growth. Forward-looking statements often use words such as “will,” “anticipate,” “estimate,” “expect,” “should,” and “may” and other words and terms of similar meaning or reference future dates. The company’s expectations, beliefs and projections are expressed in good faith and are believed to have a reasonable basis; however, each forward-looking statement involves a number of risks and uncertainties, including those set forth in this document, those described in the company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q under the heading “Risk Factors,” and those that have been or may be described in other reports filed by the company, including reports on Form 8-K.

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